                                                               Exhibit 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated February 16, 2000, except for paragraph 1 of Note 15 for which the date is April 4, 2000, relating to the consolidated financial statements and financial statement schedules of PartMiner, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York

April 4, 2000

                                                               Exhibit 23.1
                    CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated November 12, 1999, relating to the combined financial statements of Accurate Components Inc. and Affiliate, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York

April 4, 2000

                                                               Exhibit 23.1
                    CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated January 14, 2000, relating to the combined financial statements of IQXpert Holdings Inc. and Affiliate, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York

April 4, 2000